Exhibit 10.25

\NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Home Bistro, Inc.

Convertible Note

Issuance Date: May 26, 2021	Original Principal Amount:	$285,000.00
Note No. HBIS-1	Consideration Paid at Close:	$285,000.00

FOR VALUE RECEIVED, Home Bistro, Inc., a Nevada corporation with a par value of $0.001 per common share (“Par Value”) (the “Company”), hereby promises to pay to the order of Auctus Fund, LLC, a Delaware limited liability company, or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (the “Note”) (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $285,000.00 plus accrued and unpaid interest and any other fees. The Consideration is $285,000.00 payable by wire transfer. The Holder shall pay $285,000.00 of Consideration upon closing of this Note pursuant to a disbursement authorization dated as of the Issuance Date and signed by the Company.

(1) GENERAL TERMS.

(a) Payment of Principal. The “Maturity Date” shall be May 26, 2022, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b) Interest. A one-time interest charge of ten percent (10%) (“Interest Rate”) of the Principal, equal to $28,500.00, shall be guaranteed and earned in full as of the Issuance Date. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into share of common stock of the Company (“Common Stock”) at the Conversion Price as further provided in this Note and at the Holder’s discretion.

(c) Mandatory Monthly Payments. Beginning on August 26, 2021 and continuing on the 10th calendar day of every consecutive calendar month through the Maturity Date (for the avoidance of doubt, the total number of payments to be made shall be equal to ten (10)), the Company shall make consecutive cash payments of $31,350.00 to the Holder (each a “Monthly Payment”) as per the payment schedule attached hereto as Exhibit B. If the 10th calendar day of any calendar month is not on a business day, then the Company shall make the respective Monthly Payment on the immediate next business day. All payments shall be made by bank wire transfer to the Holder’s wire instructions, attached hereto as Exhibit C.

(d) [Intentionally Omitted].

(e) Moratorium on Variable Securities. So long as this Note is outstanding, the Company shall not at any time make any Variable Security Issuances (as defined below) to any party other than Holder without Holder’s prior written consent, which consent may be granted or withheld in Holder’s sole and absolute discretion. “Variable Security Issuance” shall mean any issuance of any security that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (ii) is or may become convertible into Common Stock (including without limitation convertible debt, debentures, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, which, depending upon the terms therein, may include (but is limited to) Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any Monthly Payment or amounts hereunder);

(ii) A Conversion Failure as defined in section 3(b)(ii)

(iii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv) The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created;

(v) The Common Stock is suspended or delisted for trading on the principal market on which the Common Stock is then listed or quoted (including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets) (the “Primary Market”);

(vi) The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vii) The Company loses its status as “DTC Eligible”;

(viii) The Company shall fail to comply with the reporting requirements of the 1934 Act and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act;

(ix) The Company shall fail to reserve and keep available out of its authorized Common Stock a number of shares equal to at least five (5) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note;

(x) The Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website;

(xi) Failure to comply with Section 1(d) of this Note;

(xii) The failure by the Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

(xiii) The Company breaches any covenant, agreement, or other term or condition contained in the securities purchase agreement entered into between the Company and the Holder on the Issuance Date (the “Purchase Agreement”), this Note, the Warrant (as defined in the Purchase Agreement) (the “Warrant”), or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith;

(xiv) Any representation or warranty of the Company made in the Purchase Agreement, this Note, the Warrant, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made; and

(xv) Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

(b) Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action), the then outstanding balance of this Note (the “Outstanding Balance”) shall immediately and automatically increase to 140% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Sum”). Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after the occurrence of an Event of Default and during the period provided for in Section 3(d)(ii) of this Note, the Holder shall be entitled to convert any portion of the Default Sum into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount (as defined below) by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i) “Conversion Amount” means the portion of the Default Sum (including but not limited to the Original Principal Amount, Interest, penalties, and all other amounts owed under this Note) to be converted with respect to which this determination is being made.

(ii) “Conversion Price:” The Conversion Price shall equal $0.70, subject to adjustment as provided in this Note.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date that the Holder is permitted to effectuate a conversion pursuant to the terms of this Note (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile, or other form of delivery, on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. On or before the second (2nd) Trading Day (as defined below) following the date of Holder’s transmission of a Conversion Notice (the “Share Delivery Date”), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) or any other applicable exemption or registration and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 or any other applicable exemption or registration and if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends or (C) if a restrictive legend is required to be placed on certificates of Common Stock pursuant to the then existing federal securities laws, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall bear the applicable restrictive legend. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice. “Trading Day” shall mean any day during which the Primary Market on which the Common Stock is then listed or quoted shall be open for business, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(ii) Company’s Failure to Timely Convert. If within two (2) Trading Days after the Holder’s transmission of the facsimile, email, or other form of delivery of the Conversion Notice to the Company, the Company shall fail to issue and deliver to Holder pursuant to the terms of this Note the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), the Original Principal Amount of the Note shall increase by $2,000 per day until the Company issues and delivers the number of shares of Common Stock to which the Holder is entitled to the Holder pursuant to the terms of this Note (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). If the Company fails to deliver the number of shares of Common Stock to which the Holder is entitled on or before the Share Delivery Date, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note), provided that the rescission of any portion, in whole or in part, of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such rescission.

(iii) DWAC/FAST Eligibility. If the Company fails for any reason to deliver to the Holder the Shares by DWAC/FAST electronic transfer or by delivering a physical stock certificate pursuant to the terms of this Note, or if there is a Conversion Failure as defined in Section 3(b)(ii) of this Note, and if the Holder incurs a Market Price Loss (as defined below), then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

Option B – Add Market Price Loss to Outstanding Balance. The Company must pay the Market Price Loss by adding the Market Price Loss to the Outstanding Balance (under Holder’s and the Company’s expectation that any Market Price Loss amounts will tack back to the Issuance Date).

(iv) DTC Eligibility & Sub-Penny. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the effective Conversion Price is less than $0.01 at any time (regardless of whether or not a Conversion Notice has been submitted to the Company), the Principal Amount of the Note shall increase by ten thousand dollars ($10,000) (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date).

(v) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note.

(ii) Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

(d) Other Provisions.

(i) Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to the greater of (i) 2,239,285 or (ii)five (5) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) Prepayment. At any time following the Issuance Date, and so long as an Event of Default has not occurred under this Note, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 100% of the Outstanding Balance, (ii) such amount must be paid in cash on the next business day following such 10 business day notice period, and (iii) notwithstanding anything in this Note to the contrary, the Holder shall have the right to convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii) Terms of Future Issuances. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any promissory note, debenture or security (each referred to as a “Security”) (or upon any amendment to or conversion of any existing Security) with any term more favorable to the holder of such Security or with a term in favor of the holder of such Security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Note. The types of terms contained in another Security that may be more favorable to the holder of such Security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, conversions or exchanges of existing notes or debentures, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(iv) Dilutive Issuances. If the Company, at any time while this Note or any amounts due hereunder are outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock (including, without limitation, upon conversion of this Note, and any convertible notes or warrants outstanding as of or following the Issuance Date), in each or any case at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Holder, to a price equal to the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or other securities are issued. By way of example, and for the avoidance of doubt, if the Company issues a convertible promissory note (including but not limited to a Variable Security Issuance), and the holder of such convertible promissory note has the right to convert it into Common Stock at an effective price per share that is lower than the then Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Stock), then the Holder has the right to reduce the Conversion Price to such Base Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Stock) in perpetuity regardless of whether the holder of such convertible promissory note ever effectuated a conversion at the Base Conversion Price. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section shall be calculated as if all such securities were issued at the initial closing. Notwithstanding the foregoing, no adjustment will be made under this Section 3(d)(iv) in respect of an Exempt Issuance. An “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or other securities to officers, directors, or key consultants and/or service providers of the Company, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non- employee directors established for such purpose in a manner which is consistent with the Company’s prior business practices; (b) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (c) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested directors of the Company provided that any such securities are not convertible or exercisable into the Company’s Common Stock; or (d) securities issued with respect to which the Holder waives its rights in writing under this Section 3(d)(iv). “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(v) All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(vi) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) SECTION 3(A)(9) OR 3(A)(10) TRANSACTION. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(5) PIGGYBACK REGISTRATION RIGHTS. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(6) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7) NOTICES. Except as otherwise provided in this Note, any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Home Bistro, Inc.

4014 Chase Avenue, #212

Miami Beach, FL 33140

Attn: Zalmi Duchman

Email: zalmid@gmail.com

If to the Holder:

Auctus Fund, LLC

545 Boylston Street, 2nd Floor

Boston, MA 02116

(8) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts located in the Commonwealth of Massachusetts or in the federal courts located in the Commonwealth of Massachusetts. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(9) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(10) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Company’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

(11) ADJUSTMENTS. Notwithstanding anything to the contrary, the Conversion Price is subject to equitable adjustments for stock splits (including reverse stock splits and forward stock splits), stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

(12) USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

(13) SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

Home Bistro, Inc.

By:	/s/ Zalmi Duchman
Name:	Zalmi Duchman
Title:	Chief Executive Officer

HOLDER:

Auctus Fund, LLC

By:	/s/ Lou Posner
Name:	Lou Posner
Title:	Managing Director

[Signature Page to Convertible Note No. HBIS-1]

EXHIBIT A

CONVERSION NOTICE

Home Bistro, Inc.

4014 Chase Avenue, #212

Miami Beach, FL 33140

Attn: Zalmi Duchman

[Contact Email Address}

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to ______________________ on ____________ into _____________ Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares to be Delivered:

Shares delivered in name of:

Signature:
By:
Title:

A-1

EXHIBIT B

PAYMENT SCHEDULE

B-1

EXHIBIT C

WIRE INSTRUCTIONS

C-1